                                                                   EXHIBIT 10.72

                              EMPLOYMENT AGREEMENT

            This agreement dated as of the 31st day of January 2001 (the "Agreement"), by and between Stephen T. Clayton, residing at 11 Elizabeth Court, Katonah, New York 10536 (the "Employee") and Tremont Advisers. Inc., a Delaware corporation, with its principal offices located at 555 Theodore Fremd Avenue, Rye, New York (the "Company").

            WHEREAS, the Company wishes to employ the Employee and the Employee wishes to be employed by the Company, and the parties wish to embody and memorialize, in a written agreement, the terms and conditions under which the Employee shall be employed.

            NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

            1.    Employment And Capacity.

                  Effective on the date written above, the Company shall employ the Employee as its Chief Financial and Administrative Officer. In consultation with the President, the Employee shall have such authority and perform such duties as are customary and consistent with such position and as may be assigned from time to time by the President. The Employee will comply with the direction and orders of the President and other superior officers of the Company with respect to the performance of his duties and obligations. Except as may otherwise be approved in advance by the President, and except during vacation periods and reasonable periods of absence due to sickness, personal injury, family leave as permitted by law, or other disability, the Employee agrees to devote all of his business time to his assigned duties and obligations to the business of the Company. During the term of this Agreement, in the absence of written permission from the President, the Employee shall not be engaged in any other business activity whether such activity is pursued for gain, profit or other financial advantage. Notwithstanding the foregoing, the Employee shall not be precluded from (i) serving on the Board of Directors of a reasonable number of trade associations and/or charitable organizations, and (ii) engaging in charitable activities and community affairs, so long as such activities do not interfere with the performance of the Employee's duties to the Company.

            2.    Pre-Employment Requirements.

                  The Employee will be required to produce appropriate work authorization and complete an "I-9" form within three (3) days of employment. The Employee Handbook and Code of Conduct must be read carefully, signed and adhered to as a condition of continued employment with the Company.

            3.    Compensation.

                  (a) As compensation for the Employee's services and covenants hereunder, the Company shall pay to the Employee a salary ("Base Salary") at the annualized rate of $250,000; provided, however, that such Base Salary may be reviewed and increased by the President or the Company's Board of Directors (the "Board") during Employee's employ with the Company. Such Base

Salary shall be subject to withholdings and deductions required or authorized by law, and shall be payable by the Company in accordance with the Company's customary practice.

                  (b) From time to time during his employ, the Employee shall be eligible to receive a bonus at the sole and absolute discretion of the Board or a duly authorized committee thereof (the "Discretionary Bonus"). The Employee acknowledges and agrees that whether such Discretionary Bonus shall be granted to the Employee, and, if granted, the timing, amount and manner of payment of any such Discretionary Bonus shall be and remain in the sole and absolute discretion of the Board.

                  (c) Subject to the terms and conditions below, the Employee will be entitled, from time to time, to the grant of stock options to purchase shares of the Company's common stock. These options will be granted from a pool of options to be set aside for employees of the Company in a stock option plan or similar incentive plan as adopted by the Board, subject to the terms and conditions set forth in such stock option plan or similar incentive plan referred to above, and any agreements entered into in connection therewith. Notwithstanding anything else to the contrary, in the event that the Employee's employment is terminated by the Company in connection with a Change-in-Control (as defined below), Employee's stock options which would otherwise vest or become exercisable with the passage of time and Employee's continued employment with the Company, shall immediately vest and become fully exercisable and all rights relevant to such stock options and, upon exercise, the underlying securities, shall accrue immediately to Employee.

            "Change-in-Control" shall mean:

            (i) Any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company;

            (ii) Individuals who, as of the date hereof, constitute the entire Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors, provided that any individual becoming a Director subsequent to the date hereof whose election was approved by at least a majority vote of the then Incumbent Directors shall be, for the purposes of this provision, considered as though such individual were an Incumbent Director;

            (iii) Any consolidation or merger of the Company with any other entity where the stockholders of the Company immediately prior to the consolidation or merger would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing fifty percent (50%) of the combined voting power of all the outstanding securities of the entity issuing cash or securities in the consolidation or merger (or its ultimate parent corporation, if any);

            (iv) A third person, including a "person" who becomes the "beneficial owner" as defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act, directly or indirectly of securities of the Company representing seventy-five percent (75%) or more of the total number of votes that may be cast for the election of the Board of Directors of the Company; or

            (v) The Board of Directors of the Company, by a vote of the majority of all the Directors, adopts a resolution to the effect that a "Change-in-Control" has occurred for the purposes of this Agreement.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

            4.    Benefits And Expenses.

                  (a) During his employ with the Company, the Employee will be eligible to participate in a similar manner as other Employees in such health, medical, insurance, vacation, savings, retirement, fringe and holiday benefit plans and other employee benefit plans and programs as may be established and maintained by the Company for its executive employees.

                  (b) During the Employee's employment hereunder, the Employee shall be reimbursed by the Company for all reasonable expenses incurred by him in connection with the business of the Company upon the submission of appropriate documentation with respect thereto.

            5.    Termination of Employment.

                  (a) Unless otherwise terminated as provided for in this agreement, this Agreement shall terminated on December 31, 2002. This agreement may be terminated any time prior to December 31, 2002 with the provision of at least thirty (30) days notice (i) by the Employee voluntarily without Cause,
(ii) by the Employee for Good Reason, (iii) by the Company without Cause (iv) by the Company with Cause, or without notice (v) due to the death or disability of the Employee (as defined by the Company's long-term disability plan). Nothing in this Agreement constitutes an offer of employment for any definite period of time. The employment relationship is "at will" and remains at will, which affords wither party the right to terminate the relationship at any time for any reason or for no reason not otherwise prohibited by law.

                  If severance pay (see below) is due to the Employee, any such severance pay will commence as of the date of the provision of notice to the Employee. Immediately upon written notice to the Employee, the Company may relieve the Employee of all his duties and responsibilities and may relieve the Employee of authority to act on behalf of, or legally bind the Company or any of its direct or indirect subsidiaries, provided that any such action by the Company shall be without prejudice to the Employee's right to compensation and Benefits provided under this Agreement.

                  In subsections (i), (iv) or (v), the Company will have no further obligation or liability to pay any salary, compensation or other benefits beyond the period that the Employee actually worked, provided, however, that in the event of termination as a result of subsection (v), the Employee, or his estate, as the case may be, shall be entitled to a pro rata portion (based on the period the Employee actually worked) of any Discretionary Bonus to which he would have otherwise been entitled. The amount and payment date of such bonus shall be determined consistent with the process for awarding discretionary bonuses to other executive employees of the Company.

                  Termination by the Employee for Good Reason may be invoked by the Employee if any of the following has occurred: (i) the Employee's duties are materially and adversely changed without the Employee's consent or (ii) the Employee's title, reporting relationship, salary or benefits are reduced other than as a general reduction of salaries and benefits by the Company. Notwithstanding the foregoing, an isolated, insubstantial or inadvertent action by the Company which is remedied by the Company after receipt of notice from the Employee shall not constitute sufficient grounds for a termination for Good Reason by the Employee.

                  Termination with Cause shall mean those instances in which the Company determines that the termination of the Employee is appropriate by reason of (i) the Employee's fraud or willful misconduct with respect to the business or affairs of the Company; (ii) the Employee's conviction of a felony or any other crime involving moral turpitude; (iii) the Employee's material breach of this Agreement; (iv) the Employee's negligence in the performance of his duties hereunder or his non-performance or mis-performance of such duties; or (v) the Employee's refusal to abide by or comply with the directives, policies or procedures promulgated by the Company or his superior officers. No termination for Cause based on the reasons set forth in subsections (iii), (iv) or (v) of this Section 5(a) will be effective unless the Employee shall have been given written notice of the Company's intention to terminate the Employee for Cause. Such notice shall state in detail the circumstances that constitute the grounds on which the proposed termination of the Employee for Cause is based. The Employee will have a period of ten (10) days after receiving such notice in which to cure such grounds, to the extent such grounds are curable and subject to the reasonable satisfaction of the Company.

                  (b) In the event this Agreement is terminated by the Company without Cause or by the Employee for Good Reason, the Employee shall receive compensation continuation (his then salary and an amount equal to 1/12 per month equivalent of the bonus paid to him in year 2000) through December 31, 2002 or until he accepts other employment or an independent consulting position (including self-employment, temporary and ad hoc employment) providing the same or greater compensation, whichever occurs first. In the event that the Employee secures new employment or an independent consulting position providing less compensation (which shall be calculated to include the market value of any payments-in-kind), such compensation shall offset and reduce any payment required to be paid to the Employee through December 31, 2002, based upon the provision of documentation certifying the compensation difference. Subject to applicable law, Benefits and any other employee entitlements shall immediately cease as of the termination of Employee, unless Employee is terminated without Cause or by the Employee for Good Reason in which case the Company shall continue all Benefits through December 31, 2002 or until he secures other employment, whichever occurs first.

            6.    Non-Solicitation And Confidentiality.

                  Upon termination of employment for any reason, the Employee agrees that for a period of one (1) year following such termination, the Employee will not, directly or indirectly, solicit the employment of or offer employment to or induce or attempt to induce the termination of any other person employed by the Company or any of its affiliates, whether on behalf of the Employee or any third person or entity.

                  The Employee will not disclose during or following the period of his employment with the Company any Confidential Information or Trade Secrets regarding the Company, its affiliates, customers or employees acquired by the Employee during the period of his employment to any person, partnership, corporation, firm, association or other entity, provided that this obligation shall not apply where disclosure is compelled by judicial process.

                  Upon termination of this Agreement, the Employee shall return all documents, correspondence, work papers, manuals, reports, lists, records, data, books, computer disks, printouts, or materials of or pertaining to the Company, its subsidiaries or affiliates without regard to the format in which it has been maintained in his possession or control.

                  The Employee agrees that the terms "Confidential Information" and "Trade Secrets" means information (i) regarding the Company's personnel, customers and clients (including but not limited to their identity, location, service requirements and charges), business associates and contacts, sales and sales methods, accounts, suppliers, vendors, products or service presentations, pricing and cost practices, marketing strategies, plans for future development and other secrets relating to the business of the Company which was obtained, learned, or created by the Employee in carrying out the Company's business and
(ii) pertaining to the Company on any computer or electronic data base to which the Employee had access during his employment with the Company including information on PCs, networks, disks or other magnetic media and any copies that were made, received or downloaded onto any laptop or other privately owned computer.

                  The commitments set forth above do not extend to any information received that was: (i) was known and used by the Employee prior to the date of disclosure by the Company as evidenced by the Employee's prior written records, (ii) was known to the public prior to the date that disclosure was made to the Employee by the Company, (iii) became known to the public subsequent to the date it was received through no act or failure to act on the part of the Employee, (iv) corresponds in substance to information disclosed to the Employee at any time by a third party having a bona fide right to disclose or to make the same available to the Employee, or (v) became known to the Employee through his efforts independent of any information received

                  The Employee agrees to inform any new employer prior to accepting employment, of the existence of the provisions of this Section 6.

            7.    Non-Competition.

                  If the Employee is terminated with or without Cause or if the Employee voluntarily resigns without Cause or for Good Reason, the Employee agrees not to engage, directly or indirectly (whether as an officer, director, agent, employee, consultant or by ownership or otherwise) in a competitive business in the Company's market area or solicit or accept business from any of the Company's customers or accounts for a competitive business in the Company's market area for a period of one year following the cessation of his employ with the Company. The Company's market area extends a radius of forty (40) miles from Rye, New York. A competitive business is one that is the same or similar to the type of business conducted by the Company at the time of the cessation of the Employee's employment.

                  The Employee acknowledges that he understands that the Employee's agreement not to compete was and remains a significant inducement for the Company to enter into this Agreement. The Company acknowledges that the Employee possesses substantial experience and expertise in accounting, financial reporting and general business management and use of that experience or expertise will not be deemed a violation of this Agreement.

                  The Employee agrees to inform any new employer prior to accepting employment of the existence of the provisions of this Section 7.

            8.    Discoveries And Works.

                  All Discoveries and Works made or conceived by the Employee during his employment by the Company, jointly or with others, that relate to the present or reasonably anticipated activities of the Company or its direct or indirect subsidiaries, or are used or usable by the Company or its direct or indirect subsidiaries shall be owned by the Company. The term "Discoveries and Works" includes, by way of example but without limitation, Trade Secrets and other Confidential Information, patents and patent applications, trademarks and trademark registrations and applications, service marks and service mark registrations and applications, trade names, copyrights and copyright registrations and applications. The Employee shall (i) promptly notify, make full disclosure to, and execute and deliver any documents requested by, the Company, to evidence or better assure title to Discoveries and Works in the Company, as so requested, (ii) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Company or its direct or indirect subsidiaries or affiliates, (iii) assist the Company or its direct or indirect subsidiaries in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all Discoveries and Works, and (iv) promptly execute, whether during his employment with the Company or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company or its direct or indirect subsidiaries and to protect the title of the Company or its direct or indirect subsidiaries thereto, including but not limited to assignments of such patents and other rights. Any Discoveries and Works which, within nine (9) months after the termination of the Employee's employment with the Company, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by the Employee and which relate to the present or reasonably anticipated activities of the Company or its direct or indirect subsidiaries at the time of such termination shall, as between the Employee and the Company, be presumed to have been made during the Employee's employment by the Company.

                  The Employee acknowledges that all Discoveries and Works covered by this Agreement shall be deemed "works made for hire" under the Copyright Act of 1976, as amended, 17 U.S.C. Section 101.

            9.    Enforceability.

                  The Employee acknowledges and agrees that his services hereunder are and will continue to be of a unique and extraordinary character, and that it is impossible to measure in money the damages which will accrue to the Company in the event, by Employee, of a breach, a threatened breach or a default of any of Employee's representations, agreements, covenants or other obligations in this Agreement. Accordingly, the Employee agrees that if he breaches or threat thereof, or violates any of such representations, agreements, covenants or other obligations, the Company shall have the full right to seek injunctive relief, in addition to any other existing rights provided in this Agreement or by operation of law, without the requirement of posting bond, and to terminate any payments to the Employee. In any action or proceeding instituted by or on behalf of the Company to enforce any provision of this Agreement, the Employee hereby waives any claim or defense thereto that the Company has an adequate remedy at law or that the Company has not been, or is not being, irreparably injured by the Employee's breach or violation. Upon any breach, or violation by the Employee of this Agreement, or any threat thereof, the Company shall be entitled to recover from the Employee any and all damages, losses, costs and expenses it incurs (including, without limitation, reasonable attorneys' fees and expenses) in connection with such breach or violation (or threat thereof) and any enforcement of the Company's rights hereunder. The rights and remedies of the Company pursuant to this
Section 9 are cumulative, in addition to and shall not be deemed to exclude, any other right or remedy which the Company may have pursuant to this Agreement or otherwise, at law or in equity.

                  If, in a judicial proceeding, a court shall refuse to enforce one or more of the covenants contained in Sections 6 or 7 because the duration is too long or the scope is too broad, it is expressly agreed that for the purpose of such proceeding, the duration and scope will be deemed reduced to the extent necessary to permit the enforcement of these covenants. The existence or any claims or causes of action of the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants in Sections 6 or 7.

            10.   Representation.

                  The Employee represents to the Company that neither the acceptance of employment, nor the execution, delivery and performance of this Agreement by the Employee results or will result in a breach or a default under any other agreement.

            11.   Waiver Of Breach.

                  Waiver by either party of a beach of any provision of this Agreement by the other party shall not operate as a waiver of any other or subsequent breach by such other party. No waiver shall be valid unless in writing and duly signed by the party waiving the provision.

            12.   Validity.

                  The Employee has been encouraged to review this Agreement with an attorney prior to executing it. If any portion of this Agreement is determined to be invalid or unenforceable, such determination will not affect the validity or enforceability of the remaining portions, covenants or Sections of this Agreement as a whole, and this Agreement will then be interpreted as if the invalid or unenforceable portions had not been inserted.

            13.   Understanding.

                  This Agreement contains the entire understandings of the parties with respect to the subject matter of the Agreement, and supersedes all prior agreements, whether oral or written. This Agreement may not be changed orally but only by a written agreement, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

            14.   Governing Law.

                  This Agreement shall be governed by and construed under the laws of the State of New York without regard to the conflicts of laws rules thereof that would defer to the procedural and substantive laws of another jurisdiction as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

            15.   Arbitration.

                  Any dispute arising hereunder, except as provided in the last sentence below, shall be settled by arbitration in New York City in accordance with the Arbitration provision outlined in the Company's Handbook for Employees under the auspices of the American Arbitration Association ("AAA"). One Arbitrator will be chosen by the parties who shall be an attorney experienced in employment law. If the parties cannot agree on the identity of the Arbitrator, the head of the AAA in New York City will appoint him. The Employee and the Company each submits to the jurisdiction of the AAA in New York City to resolve any such disputes. The Company reserves the right to enforce Sections 6 or
Section 7 of this Agreement in any jurisdiction where such enforcement is necessary or desirable, through a court or arbitration proceeding, or both, as the Company may elect.

            16.   Binding Effect.

                  The Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, personal representatives, successors and assigns as applicable.

            17.   Drafting.

                  The parties agree that this Agreement shall be construed without regard to the drafter of the same and shall be construed as though each party to this Agreement participated equally in the preparation and drafting of this Agreement.

            18.   Notices.

                  All notices and other communications hereunder shall be deemed given upon (a) the sender's confirmation of receipt of a facsimile transmission to the recipient's facsimile number set forth below, (b) confirmed delivery by a standard overnight carrier to the recipient's address set forth below, (c) delivery by hand to the recipient's address set forth below or (d) the expiration of five (5) business days after the day mailed in the United States by certified or registered mail, postage prepaid, return receipt requested, addressed to the recipient's address set forth below (or, in each case, to or at such other facsimile number or address for a party as such party may specify by notice given in accordance with this Section 18):

If to the Company, to:              Tremont Advisers, Inc.
                                    555 Theodore Fremd Avenue
                                    Rye New York 10580
                                    Attention: Robert Schulman
                                    Facsimile: (914) 921-3499

With a copy to:                     Jodie-Beth Galos, Esq.
                                    PO Box 100
                                    Salisbury, CT 06068

                                    Facsimile (860) 435-4939

If to the Employee, to:             Stephen T. Clayton
                                    11 Elizabeth Court
                                    Katonah, New York 10536
                                    Facsimile: (914) 962-6619

With a copy to:                     Jenkens & Gilchrist Parker Chapin LLP
                                    The Chrysler Building
                                    405 Lexington Avenue
                                    New York, New York 10174
                                    Attention:  Peter C. Noyes, Esq.
                                    Facsimile: (212) 704-6288

It shall be noted that the terms "he," "him," or "his" shall be applied to the parties without regard to gender and any headings in this Agreement have been inserted for convenience only and have no legal effect.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

ON BEHALF OF THE COMPANY                ON BEHALF OF THE EMPLOYEE

------------------------------------    ---------------------------------------
Signature:  /s/Robert Schulman          Signature:  /s/Stephen T. Clayton

------------------------------------    ---------------------------------------
Date:  3/5/01                           Date:  4/6/01

------------------------------------    ---------------------------------------
Title:  President

------------------------------------    ---------------------------------------